Exhibit 23.01

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our report dated June 3, 2003, with respect to the consolidated financial statements of Sylvan Learning Systems, Inc. included in this Current Report on Form 8-K for the year ended December 31, 2002.

Registration Statements on Form S-3:

Registration Number	Date Filed
33-92014	May 8, 1995
33-92852	May 30, 1995
333-1674	February 26, 1996
333-16111	November 14, 1996
333-21261	February 6, 1997
333-26633	May 7, 1997
333-31273	July 15, 1997
333-39535	November 5, 1997
333-43355	December 29, 1997
333-46747	February 23, 1998
333-48997	March 31, 1998
333-50993	April 24, 1998
333-61083	August 25, 1998
333-65197	October 1, 1998
333-67727	December 4, 1998
333-78961	May 20, 1999
333-82992	February 19, 2002

Registration Statements on Form S-8:

Name	Registration Number	Date Filed
1987-1991 Employee Stock Option Plan	33-77384	April 6, 1994
1993 Director Stock Option Plan	33-77386	April 6, 1994
1993 Employee Stock Option Plan	33-77390	April 6, 1994
1993 Management Stock Option Plan	33-77388	April 6, 1994
1997 Employee Stock Purchase Plan	333-21963	February 18, 1997
1998 Stock Incentive Plan	333-62011	August 21, 1998
1993 Employee Stock Option Plan and Employee Stock Purchase Plan	33-77390	September 14, 1998

Baltimore, Maryland

June 5, 2003